SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          FORM 8-K / A Amendment No. 2


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (Date of earliest event reported): September 14, 1999



                            RESEARCH ENGINEERS, INC.
             (Exact name of registrant as specified in its charter)



   Delaware                         0-28560                      22-2356861
(State or Other            (Commission File Number)            (IRS Employer
Jurisdiction of                                              Identification No.)
Incorporation)



                            22700 SAVI RANCH PARKWAY
                          YORBA LINDA, CALIFORNIA 92887
                    (Address of Principal Executive Offices)


                                 (714) 974-2500
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

          On September 14, 1999, Research Engineers, Inc. ("the Company") acquired 80% of the outstanding capital stock of NetGuru Systems, Inc. and NetGuru Consulting, Inc. (collectively, "NetGuru"). The terms of the agreement provide for the acquisition of the remaining 20% interest on December 15, 1999. The stock was acquired from Bharat Manglani.

          NetGuru is a provider of Information Technology ("IT") Services headquartered in Waltham, Massachusetts.

          The acquisition will be accounted for using the purchase method of accounting. The aggregate purchase, including acquisition costs, will be approximately $5.4 million. Approximately $4.5 million of this was paid upon the closing of the initial 80% interest in a combination of cash, a promissory note and shares of the Company's common stock. The cash portion of the purchase price was obtained through the issuance of shares of the Company's newly created Series B 5% Convertible Preferred Stock to two investors in a private transaction not involving a public offering. The remainder of the purchase price will be payable upon closing the remaining 20% interest (scheduled to occur on December 15, 1999) in a combination of cash and a promissory note. In determining the purchase price for NetGuru, the Company took into account the value of companies of similar industry and size to NetGuru, comparable transactions and the market for such companies generally.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial statements of businesses acquired

           The following combined financial statements of NetGuru are included in this Current Report:

                                                                          PAGE
                                                                        --------
           Independent Auditors' Report.................................   F-1
           Combined Balance Sheets as of December 31, 1997 and
               1998 and as of June 30, 1999 (unaudited).................   F-2
           Combined Statements of Earnings for the years ended
               December 31, 1997 and 1998 and for the six month
               periods ended June 30, 1998 and 1999 (unaudited).........   F-3
           Combined Statements of Stockholder's Equity for the
               years ended December 31, 1997 and 1998 and for the
               six month  period  ended June 30, 1999 (unaudited).......   F-4
           Combined  Statements  of Cash Flows for the years ended
               December 31, 1997 and 1998 and for the six month
               periods ended June 30, 1998 and 1999 (unaudited).........   F-5
           Notes to Combined Financial Statements.......................   F-6

      (b) Pro forma financial information.

           The following unaudited pro forma combined condensed financial information is based upon the historical financial statements of the Company and has been prepared to illustrate the effects of the acquisition of NetGuru.

           The unaudited pro forma combined condensed balance sheet as of June 30, 1999 gives effect to the NetGuru acquisition, as if the acquisition had been completed on June 30, 1999 and was prepared based upon the balance sheets of the Company and NetGuru as of June 30, 1999.

           The unaudited pro forma combined condensed statements of operations for the 3 month period ended June 30, 1999 and the year ended March 31, 1999 give effect to the transaction described above as if the transaction had been completed at the beginning of each period presented. The unaudited pro forma combined condensed statement of operations for the 3 month period ended June 30, 1999 was prepared based upon the separate unaudited financial statements of the Company and NetGuru for the 3 month period ended June 30, 1999. The unaudited pro forma combined condensed statements of operations for the year ended March 31, 1999 was prepared based upon the separate historical consolidated financial statements of the Company for the year ended March 31, 1999 and the combined financial statements of NetGuru for the year ended December 31, 1998.

           On February 26, 1999, the Company acquired all of the outstanding stock of R-Cube Technologies, Inc. ("R-Cube") as reported on a separate Form 8-K. This acquisition has been accounted for using the purchase method of accounting. The unaudited pro forma combined condensed statements of operations for the year ended March 31, 1999 includes the historical financial statements of R-Cube for the 11 months ended February 28, 1999. The results of operations of R-Cube for the month of March 1999 were included in the historical consolidated statements of the Company for the year ended March 31, 1999. Additionally, the results of operations of R-Cube for the 3 months ended June 30, 1999 are included in the historical consolidated financial statements of the Company.

           The unaudited pro forma combined condensed financial information is provided for comparative purposes only and is not indicative of the results of operations or financial position of the combined companies that would have occurred had the acquisitions of NetGuru and R-Cube occurred at the beginning of the periods presented or on the date indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma adjustments are based upon currently available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances. The unaudited pro forma combined condensed financial information and the related notes thereto should be read in conjunction with the Company's consolidated financial statements and the related notes, included in the Company's fiscal 1999 Form 10-KSB and fiscal 2000 first quarter Form 10-QSB, and the financial statements of NetGuru which are listed in item 7(a) above. The NetGuru financial information has been prepared in accordance with generally accepted accounting principles and include all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation.

           The NetGuru acquisition will be accounted for using the purchase method of accounting. Accordingly, the Company's cost to acquire NetGuru will be allocated to the assets acquired and liabilities assumed according to their estimated fair values as of the date of the NetGuru acquisition. As of the date of acquisition, the book value of NetGuru's property and equipment was estimated to equal the respective fair value.

                            RESEARCH ENGINEERS, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               As of June 30, 1999
               (In thousands, except share and per share amounts)

                                            As of June 30, 1999
                          ------------------------------------------------------
                          Research
                          Engineers,                 Pro Forma     Combined REI
                             Inc.       NetGuru     Adjustments    and NetGuru
                          ----------  -----------  -------------  --------------
ASSETS
Current Assets:
  Cash and cash
  equivalents              $  1,727    $    959      $   (659) (A)  $  1,704
                                                        2,600  (B)
                                                       (2,340) (C)
                                                         (160) (C)
                                                         (423) (C)
  Accounts receivable, net    2,654       1,131             -          3,785
  Deferred income taxes       1,133           -             -          1,133
  Notes and related
   party loans receivable        56           3             -             59
  Prepaid expenses and
   other current assets         617           -             -            617
                           ---------   ---------     ---------      ---------

   Total current assets       6,187       2,093          (982)         7,298

Property, plant and
 equipment, net               4,150          68             -          4,218
Goodwill, net                 3,157           -         1,194  (D)     7,527
                                                        2,923  (C)
                                                         (347) (E)
                                                          600  (M)
Other assets                    715           -             -            715
                           ---------   ---------     ---------      ---------
                           $ 14,209    $  2,161      $  3,388       $ 19,758
                           =========   =========     =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable         $    320    $    442      $      -       $    762
  Accrued expenses              777         268             -          1,045
  Current portion of
   long-term debt                71           -           300  (A)       971
                                                          600  (M)
  Current portion of
   capital lease
   obligations                  101           -             -            101
  Income taxes payable          446           -             -            446
  Deferred  revenue             927          55             -            982
                           ---------   ---------     ---------      ---------
    Total current
     liabilities              2,642         765           900          4,307

Long-term bank debt           4,445           -             -          4,445
Capital lease obligations       454           3             -            457
Deferred income taxes           304           -             -            304
                           ---------   ---------     ---------      ---------
    Total liabilities         7,845         768           900          9,513
                           ---------   ---------     ---------      ---------

Minority Interest                 -           -            87  (E)        87
                           ---------   ---------     ---------      ---------

Stockholders' equity:

  Preferred stock, par
   value $.01. Authorized
   5,000,000 shares;
   issued and outstanding
   371,429 shares on a
   pro forma basis                -           -             4  (B)         4
  Common stock, par
   value $.01. Authorized
   20,000,000 shares;
   issued and outstanding
   5,738,210 shares and
   5,908,845 shares on
   a pro forma basis             57          11             2  (D)        59
                                                          (11) (E)
  Additional paid-in
   capital                    6,623           -         1,192  (D)    10,411
                                                        2,596  (B)
  Retained earnings/
   (accumulated deficit)        (13)      1,382          (959) (A)       (13)
                                                         (423) (E)
  Accumulated other
   comprehensive loss          (303)          -             -           (303)
                           ---------   ---------     ---------      ---------
    Total stockholders'
     equity                   6,364       1,393         2,401         10,158
                           ---------   ---------     ---------      ---------
                           $ 14,209    $  2,161      $  3,388       $ 19,758
                           =========   =========     =========      =========

See Notes to Unaudited Pro Forma Combined Condensed Financial Information

                            RESEARCH ENGINEERS, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    For the Three Months Ended June 30, 1999
               (In thousands, except share and per share amounts)

                                 For the Three Months Ended June 30, 1999
                          ------------------------------------------------------
                          Research
                          Engineers,                 Pro Forma     Combined REI
                             Inc.       NetGuru     Adjustments    and NetGuru
                          ----------  -----------  -------------  --------------
Net revenues:
  Product sales            $  1,792    $      -      $      -       $  1,792
  IT Services                 1,219       2,250             -          3,469
  Maintenance services          448           -             -            448
                           ---------   ---------     ---------      ---------
    Total net revenues        3,459       2,250             -          5,709

Cost of revenues              1,072       1,465             -          2,537
                           ---------   ---------     ---------      ---------
    Gross profit              2,387         785             -          3,172
                           ---------   ---------     ---------      ---------

Operating expenses:
  Selling, general and
   administrative             1,924         327            73  (F)     2,324
  Research and
   development                  627           -             -            627
                           ---------   ---------     ---------      ---------
    Total operating
     expenses                 2,551         327            73          2,951
                           ---------   ---------     ---------      ---------

    Operating
     income/(loss)             (164)        458           (73)           221
                           ---------   ---------     ---------      ---------

Other expense/(income):
  Interest, net                 122          (7)           19  (O)       134
  Other                           3           -             -              3
                           ---------   ---------     ---------      ---------
    Total other
     expense/(income)           125          (7)           19            137
                           ---------   ---------     ---------      ---------

(Loss)/income before
 income taxes                  (289)        465           (92)            84

Income tax expense/
 (benefit)                     (100)          -           (37) (G)        49
                                                          186  (H)
Minority interest in
 earnings of subsidiaries         -           -            56  (I)        56
                           ---------   ---------     ---------      ---------
    Net (loss)/income      $   (189)        465          (297)           (21)
                           =========   =========     =========      =========

Net (loss)/income per common share:

  Basic                    $  (0.03)                                $  (0.01)(P)
  Diluted                  $  (0.03)                                $  (0.01)(P)

Common shares used in computing net (loss)/income per common share:

  Basic                   5,738,210                                5,908,845 (N)
  Diluted                 5,738,210                                5,908,845 (N)


See Notes to Unaudited Pro Forma Combined Condensed Financial Information

                            RESEARCH ENGINEERS, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        For the Year Ended March 31, 1999
               (In thousands, except share and per share amounts)


                                For the
                   For the       Eleven              For the           Pro Forma
                     Year        Months               Year               Year
                    Ended        Ended                Ended              Ended
                   March 31,  February 28,         December 31,        March 31,
                     1999        1999(J)              1998               1999
                  ----------  -----------          ----------         ----------
                                             Pro              Pro      Combined
                  Research      R-Cube      Forma            Forma        REI,
                  Engineers, Technologies,  Adjust-          Adjust-  R-Cube and
                      Inc.        Inc.      ments    NetGuru  ments      NetGuru
                  ----------  -----------  -------   -------  ------- ----------
Net revenues:
 Product sales    $   8,345    $      -    $    -    $    -   $    -   $  8,345
 Maintenance
  services            2,400           -         -         -        -      2,400
 Consulting
  Income                  -       2,771         -     5,906        -      8,677
 IT Services              -       1,228         -         -        -      1,228
                  ----------   ---------   -------   -------  -------  ---------
 Total net
  revenues           10,745       3,999         -     5,906        -     20,650

Cost of revenues      1,150       3,040         -     4,184        -      8,374
                  ----------   ---------   -------   -------  -------  ---------
 Gross profit         9,595         959         -     1,722        -     12,276
                  ----------   ---------   -------   -------  -------  ---------
Operating expenses:
  Selling,
   general and
   administrative     7,630         872       137 (K) 1,066      291 (F)  9,996
  Research and
   development        2,415           -         -       106        -      2,521
                  ----------   ---------   -------   -------  -------  ---------
 Total operating
  expenses           10,045         872       137     1,172      291     12,517
                  ----------   ---------   -------   -------  -------  ---------
 Operating
  income/(loss)        (450)         87      (137)      550     (291)      (241)
                  ----------   ---------   -------   -------  -------  ---------

Other expense/
 (income):
  Interest, net         191           3       229 (L)   (29)      77 (O)    471
  Other                 (50)        (24)        -         -        -        (74)
                  ----------   ---------   -------   -------  -------  ---------
  Total other
   expense/(income)     141         (21)      229       (29)      77        397
                  ----------   ---------   -------   -------  -------  ---------

(Loss)/income before
 income taxes          (591)        108      (366)      579     (368)      (638)

Income tax
 expense/(benefit)      (71)         27      (146)(G)     -     (147)(G)   (105)

                                                                 232 (H)
Minority interest
 in earnings of
 subsidiaries             -           -         -         -       69 (I)     69
                  ----------   ---------   -------   -------  -------  ---------
Net (loss)/income $    (520)   $     81    $ (220)   $  579   $ (522)      (602)
                  ==========   =========   =======   =======  =======  =========

Net (loss)/income per common share:

  Basic                    $  (0.09)                                $  (0.13)(P)
  Diluted                  $  (0.09)                                $  (0.13)(P)

Common shares used in computing net (loss)/income per common share:

  Basic                   5,733,210                                5,903,845 (N)
  Diluted                 5,733,210                                5,903,845 (N)


See Notes to Unaudited Pro Forma Combined Condensed Financial Information

                            RESEARCH ENGINEERS, INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION



A. In accordance with the acquisition agreements the cash balance for NetGuru at the date of acquisition was retained by the seller. The seller agreed, however, to loan $300,000 to NetGuru on a short term note to leave enough cash for operating purposes. For this pro forma statement the cash balance of $959,000 was paid out of historical retained earnings. NetGuru retained $300,000 of this and recorded a note payable to the previous owner in that amount bearing interest at 8.5%.

B. The Company issued shares of 5% convertible preferred stock to The Shaar Fund Ltd. and Triton Private Equities Fund, L.P. for cash payment totaling $2,600,000. Dividends to preferred stock holders are cumulative and the preferred shares can be converted to shares of common stock at any time subsequent to a 90 day period from the date of closing.

C. The Company paid $2,340,000 in cash as part of the purchase price for 80% of the outstanding stock of NetGuru, paid an additional $160,000 to certain employees of NetGuru in settlement of outstanding stock options in NetGuru and incurred $423,000 in acquisition-related expenses.

D. The Company issued 170,635 shares of common stock as part of the purchase price for 80% of the outstanding stock of NetGuru. The Company issued the shares with a fair value of $6.4465 per share but guaranteed a value to the seller of 108.5% to the seller. The shares were recorded at the guaranteed value.

E. The existing stockholder's equity of NetGuru at the date of the acquisition was reduced to zero. As the Company acquired 80% of NetGuru on the acquisition date, 80% of the eliminated equity value was included in the calculation of goodwill and the remaining 20% was recorded as minority interest.

F. Reflects amortization expense of $291,000 and $73,000 for the year ended March 31, 1999 and the 3 months ended June 30, 1999, respectively, related to the goodwill of $4,370,000 recorded in the acquisition of Net Guru. Goodwill will be amortized over a period of 15 years.

G. Reflects the income tax expense/(benefit) of the pro forma adjustments calculated at a rate of 40%.

H. Reflects income tax expense on the net earnings of NetGuru for the periods calculated at a rate of 40%. Prior to the acquisition, NetGuru was an S-Corporation and as such did not record income tax expense.

I. Reflects minority interest in the net earnings of NetGuru, calculated as 20% of the NetGuru net earnings for the period. The calculation was performed on net earnings before pro forma adjustments with the exception of the adjustment for historical income tax expense (see Note H).

J. The historical consolidated statement of operations of the Company includes one month (March 1999) of operations of R-Cube as this acquisition was consummated on February 26, 1999. For purposes of this pro forma statement of operations, the historical operations of R-Cube for the eleven month period ended February 28, 1999 have been added.

K. Reflects amortization expense for the period related to the goodwill recorded in the acquisition of R-Cube in February 1999. Goodwill recorded was approximately $2,243,000 which is being amortized over a period of 15 years. This adjustment of $137,000 reflects an additional 11 months of amortization. Amortization for the month of March is included in the consolidated statement of operations of the Company for the year ended March 31, 1999.

L. Reflects the interest expense on outstanding borrowings of $2,320,000 under the Company's revolving credit facility obtained as part of the acquisition of R-Cube. Interest was calculated using the assumption that the outstanding borrowings would remain at same balance as at the date of the acquisition. The credit facility bears interest at a floating rate based on the Prime Rate + 3%. For purposes of this Pro Forma calculation, an effective rate of 10.75% was used. This adjustment reflects 11 months of interest. Interest for the month of March 1999 is included in the consolidated statement of operations of the Company for the year ended March 31, 1999. A 0.125% change in the interest rate would result in a change of $2,900 in the interest expense for the year.

M. The Company issued a promissory note in the amount of $600,000 bearing interest at 8.5% to the seller as part of the purchase price for 80% of the outstanding stock of NetGuru.

N. Pro Forma basic weighted average shares was calculated by adding the 170,635 shares of common stock issued by the Company in the NetGuru acquisition to the weighted average common shares outstanding as reported in the consolidated financial statements of the Company for the respective periods. No common stock equivalents were added for either pro forma period as each pro forma statement of operations resulted in a net loss and the effects would be antidilutive.

O. Reflects the interest expense on the separate $300,000 and $600,000 notes issued to the seller as part of acquisition of NetGuru. These notes both bear interest at 8.5%. This interest amounted to $77,000 and $19,000 for the year ended March 31, 1999 and the 3 months ended June 30, 1999, respectively.

P. The effect of cumulative preferred stock dividends was factored into the calculation of loss per common share. The effect of these dividends was to increase pro forma net loss by $186,000 and $46,000 for the year ended March 31, 1999 and the 3 months ended June 30, 1999, respectively.


      (c)  Exhibits

           2.1 Amended and Restated Stock Purchase Agreement, without exhibits and schedules, dated as of September 14, 1999 among the Company, NetGuru Systems, Inc., NetGuru Consulting, Inc. and Bharat
               Manglani*

           2.2 Earn-Out  Agreement  dated as of September 14, 1999,  between the
               Company and Bharat Manglani*

           2.3 Registration Rights Agreement dated as of September 14, 1999 between the Company and Bharat Manglani*

           2.4 Securities Purchase Agreement, without exhibits and schedules, dated as of September 14, 1999 between the Company and The Shaar
               Fund Ltd.*

          2.5 Registration Rights Agreement, dated as of September 14, 1999 between the Company and The Shaar Fund Ltd.*

          2.6 Securities Purchase Agreement, without exhibits and schedules, dated as of September 14, 1999 between the Company and Triton
               Private Equities Fund, L.P.*

          2.7 Registration Rights Agreement dated as of September 14, 1999 between the Company and Triton Private Equities Fund, L.P.*

          2.8  8.5%  Secured  Subordinated  Promissory  Note  for  $600,000  due
               September 14, 2000 issued by the Company to Bharat Manglani.

          4.1  Certificate of  Designation of Series B 5% Convertible  Preferred
               Stock of Research Engineers, Inc. dated September 14, 1999.**

          4.2 Common Stock Purchase Warrant dated as of September 14, 1999 issued by the Company to The Shaar Fund Ltd.*

          4.3 Common Stock Purchase Warrant dated as of September 14, 1999 issued by the Company to Triton Private Equities Fund, L.P.*

          4.4 Stock Certificate B-1 issued to the Shaar Fund Ltd. for 300,000 shares of Series B 5% Convertible Preferred Stock of the Company

          4.5 Stock Certificate B-2 issued to Triton Private Equities Fund, L.P.
              for 71,429 shares of Series B 5% Convertible Preferred Stock of the Company

          23.1 Consent of KPMG LLP
-------------------------------

   * Filed as an exhibit to Registrant's Form 8-K dated September 14, 1999 and incorporated by reference herein.
   ** Filed as an exhibit to  Registrant's Form 8-K/A No. 1 dated  September 14,
      1999 and incorporated by reference herein.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 10, 1999

                                    RESEARCH ENGINEERS, INC.

                                    By: /S/ WAYNE BLAIR
                                       -----------------------------
                                       Wayne Blair
                                       Senior Vice President, Chief Financial
                                       Officer, Secretary and Treasurer

                          Independent Auditors' Report


The Stockholder
NetGuru Systems, Inc. and NetGuru Consulting, Inc.:


We have audited the accompanying combined balance sheets of NetGuru Systems, Inc. and NetGuru Consulting, Inc. (collectively, the "Company"), as of December 31, 1997 and 1998, and the related combined statements of earnings, stockholder's equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of NetGuru Systems, Inc. and NetGuru Consulting, Inc. as of December 31, 1997 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


/S/ KPMG LLP

Boston, Massachusetts
October 21, 1999

                              NETGURU SYSTEMS, INC.
                          AND NETGURU CONSULTING, INC.
                             Combined Balance Sheets
                           December 31, 1997 and 1998

                                                                     June 30,
                                                                       1999
                                           1997          1998       (unaudited)
                                       ------------  ------------   ------------
Assets

Current assets:
  Cash and cash equivalents             $  560,435       714,003        958,903
  Accounts receivable                      495,505       714,711      1,130,616
  Employee receivables                       2,500         6,900          3,300
  Prepaid expenses                              --         8,070             --
                                        -----------   -----------    -----------
    Total current assets                 1,058,440     1,443,684      2,092,819

Property and equipment, net (note 2)        52,212        70,513         67,833
                                        -----------   -----------    -----------
                                        $1,110,652     1,514,197      2,160,652
                                        ===========   ===========    ===========

Liabilities and Stockholder's Equity

Current liabilities:
  Accounts payable                      $  141,059       214,996        441,966
  Accrued expenses                         160,368       270,244        268,112
  Unearned revenue                              --            --         54,720
                                        -----------   -----------    -----------
    Total current liabilities              301,427       485,240        764,798

Other liabilities:
  Deferred rent payable                         --         2,737          2,737
                                        -----------   -----------    -----------
    Total liabilities                      301,427       487,977        767,535
                                        -----------   -----------    -----------

Stockholder's equity (note 3):
  NetGuru Systems, Inc. Class A voting
   common stock; no par value, 1,000,000
   shares authorized, issued and
   outstanding                              10,000        10,000         10,000
  NetGuru Systems, Inc. Class B
   non-voting common stock;
   no par value, 9,000,000 shares
   authorized, 6,000,000 shares
   issued and outstanding                       --            --             --
  NetGuru Consulting, Inc. common
   stock; no par value, 200,000
   shares authorized, issued
   and outstanding                           1,000         1,000          1,000
  Retained earnings                        799,225     1,016,220      1,382,117
                                        -----------   -----------    -----------
                                           810,225     1,027,220      1,393,117

  Less:  stockholder receivable             (1,000)       (1,000)            --
                                        -----------   -----------    -----------
    Total stockholder's equity             809,225     1,026,220      1,393,117
                                        -----------   -----------    -----------

Commitments (notes 4 and 5)

                                        $1,110,652     1,514,197      2,160,652
                                        ===========   ===========    ===========


See accompanying notes to combined financial statements.

                              NETGURU SYSTEMS, INC.
                          AND NETGURU CONSULTING, INC.
                         Combined Statements of Earnings
                     Years ended December 31, 1997 and 1998


                                                          Six Months Ended
                                  December 31,                 June 30,
                          --------------------------  --------------------------
                              1997          1998          1998          1999
                          ------------  ------------  ------------  ------------
                                                             (unaudited)
Net sales                 $ 4,268,084     5,905,624     2,769,295     3,788,264
Cost of sales              (2,906,970)   (4,183,888)   (1,787,210)   (2,550,063)
                          ------------  ------------  ------------  ------------
  Gross profit              1,361,114     1,721,736       982,085     1,238,201
                          ------------  ------------  ------------  ------------

Operating expenses:
  Selling                     206,865       307,202       139,424       250,003
  General and
   administrative             443,887       759,171       355,753       436,748
  Research and development         --       106,447         2,482            --
                          ------------  ------------  ------------  ------------
    Total operating
     expenses                 650,752     1,172,820       497,659       686,751
                          ------------  ------------  ------------  ------------

Income from operations        710,362       548,916       484,426       551,450

Other income (expense):
  Interest and other
   income                      16,273        28,849         8,914        15,447
                          ------------  ------------  ------------  ------------
    Net income             $  726,635       577,765       493,340    566,897
                          ============  ============  ============  ============


See accompanying notes to combined financial statements.

                              NETGURU SYSTEMS, INC.
                          AND NETGURU CONSULTING, INC.
                   Combined Statements of Stockholder's Equity
                     Years ended December 31, 1997 and 1998

                     NetGuru Systems, Inc.
            ---------------------------------------      NetGuru
               Class A voting    Class B non-voting  Consulting, Inc.
                common stock       common stock       common stock
            -------------------  ------------------  ----------------  Retained
             Shares     Amount    Shares    Amount   Shares   Amount   earnings
            ---------  --------  ---------  -------  -------  -------  ---------
                   Total
   Stockholder  stockholder's
   receivable      equity
   -----------  -------------
Balance,
December
31, 1996    1,000,000  $ 10,000  6,000,000  $   --       --   $   --     72,590
          --         82,590
Issuance
of common
stock
(note 3)           --        --         --      --  200,000    1,000         --
      (1,000)            --

Net income         --        --         --      --       --       --    726,635
          --        726,635
            ---------  --------  ---------  ------  --------  -------  ---------
      -------     ---------
Balance,
December
31, 1997    1,000,000    10,000  6,000,000      --   200,000   1,000    799,225
      (1,000)       809,225

Net income         --        --         --      --        --      --    577,765
          --        577,765

S-corporation
distributions
to stockholder     --        --         --      --        --      --   (360,770)
          --       (360,770)
            ---------  --------  ---------  ------  --------  -------  ---------
      -------      ---------

Balance,
December
31, 1998    1,000,000    10,000  6,000,000      --   200,000   1,000  1,016,220
      (1,000)     1,026,220

Net income
(unaudited)        --        --         --      --        --      --    566,897
          --        566,897

Payment of
stockholder
receivable
(unaudited)        --        --         --      --        --      --         --
       1,000          1,000

S-corporation
distributions
to stockholder
(unaudited)        --        --         --      --        --      --   (201,000)
          --       (201,000)
            ---------  --------   ---------   ----   -------   -----   ---------
      -------     ----------

Balance,
June 30,
1999
(unaudited)  1,000,000   10,000   6,000,000     --   200,000   1,000  1,382,117
          --      1,393,117
            =========  ========   =========   ====   =======   =====  =========
      =======     =========


See accompanying notes to combined financial statements.

                              NETGURU SYSTEMS, INC.
                          AND NETGURU CONSULTING, INC.
                        Combined Statements of Cash Flows
                     Years ended December 31, 1997 and 1998

                                                          Six Months Ended
                                  December 31,                 June 30,
                          --------------------------  --------------------------
                              1997          1998          1998          1999
                          ------------  ------------  ------------  ------------
                                                             (unaudited)

Cash flows from operating
 activities:
  Net income               $  726,635       577,765       493,340       566,897
  Adjustments to reconcile
   net income to net cash
   provided by operating
   activities:
    Depreciation and
     amortization              23,533        19,066         7,164         5,204
    Changes in operating
     assets and liabilities:
      Accounts receivable    (415,788)     (219,206)     (115,362)     (415,905)
      Employee receivables     (2,500)       (4,400)        2,500         3,600
      Prepaid expenses            226        (8,070)           --         8,070
      Accounts payable        103,465        73,937         1,441       226,970
      Accrued expenses        160,368       109,876       (33,292)       (2,132)
      Unearned revenue             --            --            --        54,720
      Deferred rent payable    (1,811)        2,737            --            --
                           -----------  ------------  ------------  ------------

    Net cash provided by
     operating activities     594,128       551,705       355,791       447,424
                           -----------  ------------  ------------  ------------

Cash flows from investing
 activity:
  Purchases of property and
   equipment, net             (79,989)      (37,367)           --        (2,524)
                           -----------  ------------  ------------  ------------
    Net cashused in
     investing activity       (79,989)      (37,367)           --        (2,524)
                           -----------  ------------  ------------  ------------

Cash flows from financing
 activities:
  S-corporation distributions
   to stockholder                  --      (360,770)     (106,330)     (201,000)
  Payment of stockholder
   receivable                      --            --            --         1,000
                           -----------  ------------  ------------  ------------
    Net cash used in
     financing  activities         --      (360,770)     (106,330)     (200,000)
                           -----------  ------------  ------------  ------------

Net increase in cash and
 cash equivalents             514,139       153,568       249,461       244,900


Cash and cash equivalents,
 beginning of period           46,296       560,435       560,435       714,003
                           -----------  ------------  ------------  ------------

Cash and cash equivalents,
 end of period             $  560,435       714,003       809,896       958,903
                           ===========  ============  ============  ============

Noncash investing and financing activity:
  Issuance of common stock
   for stockholder
   receivable (note 3)     $    1,000            --            --            --
                           ===========  ============  ============  ============

See accompanying notes to combined financial statements.

                              NETGURU SYSTEMS, INC.
                          AND NETGURU CONSULTING, INC.
                          Combined Financial Statements
                           December 31, 1997 and 1998



(1) Nature of Business and Summary of Significant Accounting Policies

    (a) Nature of Business and Basis of Presentation

        NetGuru Systems, Inc. and NetGuru Consulting, Inc. provides information technology consulting services. NetGuru Systems, Inc., a New Hampshire corporation, was organized on January 20, 1994, and NetGuru Consulting, Inc., a Massachusetts corporation, was organized on May 12, 1997. The companies are under common ownership and common management. The combined financial statements include the accounts of both companies. All material intercompany accounts and transactions have been eliminated in combination. The combined financial statements include only those assets, liabilities and results of operations which relate to the above-named companies (collectively, the "Company"). The combined financial statements do not include any assets, liabilities or results of operations attributable to the sole stockholder's individual activities.

    (b) Use of Estimates

        The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates. These estimates include an allowance for doubtful accounts and certain accruals and are based upon assumptions developed by management about the appropriate carrying value of assets and liabilities. Actual results could differ from these estimates. The unaudited financial statements, in the opinion of management, reflect all adjustments necessary to fairly state the Company's financial position and the results of its operations. Such adjustments are of a normal recurring nature.

    (c) Cash and Cash Equivalents

        Cash and cash equivalents consist primarily of highly liquid investments with original maturities of three months or less at the date of acquisition.

    (d) Accounts Receivable and Credit Risk

        The Company provides an allowance for potential doubtful accounts receivable. At December 31, 1997 and 1998, an allowance was not deemed necessary by management.

        The Company's customers are dispersed over a wide geographic area and various industries. The Company's customers are subject to periodic review under the Company's credit policies. The Company does not believe that it is subject to any unusual credit risks, other than the normal level of risk inherent in operating the Company's businesses.

                              NETGURU SYSTEMS, INC.
                          AND NETGURU CONSULTING, INC.
                          Combined Financial Statements
                           December 31, 1997 and 1998


    (e) Property and Equipment

        Furniture and equipment is stated at cost. Depreciation is provided using the straight-line method over estimated useful lives that range from three to seven years. Leasehold improvements are amortized over the shorter of their estimated useful life or the life of the lease.

    (f) Revenue Recognition

        The Company recognizes revenue from consulting services when those services are rendered, provided that no significant obligations remain and collection of the receivable is considered probable. Beginning in 1999, a portion of the Company's revenue resulted from services performed under long-term contracts. Revenue on fixed-price contracts is recognized using the percentage of completion method based on costs incurred in relation to total estimated costs. Unearned revenue is recognized for payments received prior to services being performed.

    (g) Income Tax Status

        The sole stockholder of the Company has elected to have the Company treated as a Subchapter S Corporation. As such, the taxable income of the Company will be reported in the federal and state income tax returns of the stockholder. Accordingly, no tax provision is required in the combined financial statements.

    (h) Stock-Based Compensation

        The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, the Company provides additional pro forma disclosures (see note 3).

    (i) Research and Development

        Research and development costs are expensed as incurred.

    (j) Comprehensive Income

        Effective January 1, 1998, the Company adopted Financial Accounting Standards Board ("FASB") Statement No. 130, Reporting Comprehensive Income. Statement No. 130 requires the reporting of comprehensive income in addition to net income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. The Company had no components of comprehensive income and, accordingly, net income is equal to comprehensive income. As this new standard only requires additional information in the financial statements, it does not affect the Company's financial position or results of operations.

                              NETGURU SYSTEMS, INC.
                          AND NETGURU CONSULTING, INC.
                          Combined Financial Statements
                           December 31, 1997 and 1998



(2) Property and Equipment

    Property and equipment at December 31, 1997 and 1998 consisted of the following:

                                                      December 31,
                                                    1997     1998
                                                  ---------  ---------
        Office equipment                          $ 61,133     80,339
        Furniture and fixtures                      11,534     17,022
        Leasehold improvements                          --     12,673
                                                  ---------  ---------
                                                    72,667    110,034
        Less accumulated depreciation
         and amortization                          (20,455)   (39,521)
                                                  ---------  ---------
                                                  $ 52,212     70,513
                                                  =========  =========

(3) Stockholder's Equity

    (a) Common Stock

        On May 12, 1997, NetGuru Consulting, Inc. was formed and 200,000 shares of common stock were issued to the sole stockholder for $1,000. This amount was not paid until March 1999; therefore, this amount due from stockholder is reported as a component of stockholder's equity at December 31, 1997 and 1998.

        On March 11, 1998, the Company issued 851,000 shares of Class A voting common stock and 6,000,000 shares of Class B non-voting common stock to the sole stockholder in a form of stock distribution. This transaction had no impact to retained earnings. All references in the accompanying combined financial statements to the number of common shares have been restated to reflect the stock distribution.

    (b) 1998 Stock Option Plan

        During 1998, NetGuru Systems, Inc. adopted the 1998 Stock Option Plan (the "1998 Plan") which provides for the grant of incentive and nonqualified stock options to purchase up to 2,000,000 shares of NetGuru Systems, Inc.'s Class B nonvoting common stock to employees, officers, directors and consultants of the Company. The incentive stock options vest over three years and the nonqualified options vest as determined at the grant date and generally expire ten years from the date of grant. At December 31, 1998, there were 1,320,500 additional shares available for grant under the 1998 Plan.

                              NETGURU SYSTEMS, INC.
                          AND NETGURU CONSULTING, INC.
                          Combined Financial Statements
                           December 31, 1997 and 1998



        A summary of stock option activity under the 1998 Plan is as follows:

                                                           Weighted-
                                                            average
                                                 Number    exercise
                                               of options    price

            Outstanding at December 31, 1997          --    $    --

              Granted                            750,000       0.29
              Cancelled                          (70,500)      0.25
                                                ---------
            Outstanding at December 31, 1998     679,500    $  0.29
                                                =========   ========

        The  following  table   summarized   information   about  stock  options
        outstanding at December 31, 1998:

                         Outstanding
          ----------------------------------
                        Number of options     Weighted-     Number of options
            Range of       outstanding         average         exercisable
            exercise     at December 31,      remaining      at December 31,
             prices           1998         life (in years)       1998
           -----------  -----------------  ---------------  -----------------
           $ 0.25-0.40       679,500             9.5               --
                            =========                             ====

        As discussed in note 1, the Company accounts for its stock-based awards using the minimum value method in accordance with APB No. 25 and its related interpretations. Accordingly, no compensation expense has been recognized in the combined financial statements for employee stock option arrangements.

        SFAS No. 123 requires the disclosure of pro forma information had the Company adopted the fair value method. For purposes of the pro forma disclosures, the fair value of options on their grant date was measured using the minimum value method with the following weighted-average assumptions: expected option life, five years; risk-free interest rate of 5.62% in 1998; and no dividends or volatility during the expected term. Had the Company used the fair value method to measure compensation, reported combined net income would have been $537,000 for the year ended December 31, 1998.

                              NETGURU SYSTEMS, INC.
                          AND NETGURU CONSULTING, INC.
                          Combined Financial Statements
                           December 31, 1997 and 1998



(4) Operating Leases

    The Company leases office space under an operating lease which commenced on October 1, 1997. The lease is scheduled to expire on September 30, 2000. Rent expense for the years ended December 31, 1997 and 1998 was $67,647 and $53,647, respectively. Minimum future rental payments on all noncancelable operating leases as of December 31, 1998 are $68,592 and $47,853 for years 1999 and 2000, respectively.


(5) Line of Credit

    On March 15, 1999, the Company secured a $500,000 revolving working capital bank line of credit. Borrowings under the line of credit, which is subject to review on or before June 15, 2000, are secured by an interest in the assets of the Company and a personal guarantee of the sole stockholder. The line bears interest at the prime rate (8% at June 30, 1999) and is payable on demand. There were no borrowing against the line at June 30, 1999 (unaudited).

    Under the terms of the bank agreement, the Company is required to meet certain restrictive covenants. At the date of this report, the Company is not in compliance with one of its nonfinancial disclosure covenants (unaudited), but has received a waiver from the bank and has established a repayment schedule.


(6) Business Concentrations

    For the years ended December 31, 1997 and 1998, the Company's largest customer accounted for 25% and 19% of total net sales. No other customers represented individually more than 10% of total net sales in either period.


(7) Related Party Transactions

    The Company purchases consulting services from a company that is owned by the brother of the Company's sole stockholder. Such services totaled $19,000 and $36,275 for the years ended December 31, 1997 and 1998, respectively, and are included in cost of sales in the accompanying combined statements of earnings

                              NETGURU SYSTEMS, INC.
                          AND NETGURU CONSULTING, INC.
                          Combined Financial Statements
                           December 31, 1997 and 1998



(8) Employee Benefits Plan

    During 1996, the Company adopted a savings plan for its employees pursuant to Section 401(k) of the Internal Revenue Code. Substantially all employees can participate, and the plan allows a deferral up to the maximum percentage of plan compensation permitted by law or 15%. The Company matches 20% of the employees' elected deferral up to 5% of their compensation for the year. Other contributions to the plan are at the discretion of the Board of Directors. The amounts charged to operations for Company contributions to the plan were $3,087 and $7,291 for the years ended December 31, 1997 and 1998, respectively.


(9) Subsequent Event

    On September 13, 1999, the Company entered into an Amended and Restated Stock Purchase Agreement (the "Agreement") with Research Engineers, Inc. ("REI") to sell all issued and outstanding capital stock of the Company for approximately $5.4 million, subject to certain adjustments. The purchase price is comprised of cash and notes. The acquisition is expected to be accounted for using the purchase method of accounting.

                                  Exhibit Index

Exhibit 2.8    8.5%  Secured  Subordinated  Promissory  Note  for  $600,000  due
               September 14, 2000 issued by the Company to Bharat Manglani.

Exhibit 4.4    Stock Certificate B-1 issued to  the Shaar Fund Ltd. for  300,000 shares of Series B 5% Convertible Preferred Stock of the Company

Exhibit 4.5    Stock Certificate B-2  issued to Triton  Private  Equities  Fund,
               L.P. for 71,429 shares of Series B 5% Convertible Preferred Stock of the Company

Exhibit 23.1   Consent of KPMG LLP